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                                                                 EXHIBIT 10.1.8


                                SECOND AMENDMENT

         THIS SECOND AMENDMENT, dated as of November 25, 1997 (this "Amendment") is to the Series 1994-2 Supplement, dated as of August 15, 1994, as amended on March 29, 1996 (the "Supplement"), by and between Spirit of America National Bank ("Spirit"), a national banking association, as Seller and Servicer, and First Union National Bank (f/k/a First Fidelity Bank, National Association), a national banking association, as Trustee. Any capitalized term not herein defined shall have the meaning assigned to it in the Supplement.

         WHEREAS, Spirit, as Seller and Servicer, and the Trustee are parties to that certain Pooling and Servicing Agreement dated as of December 24, 1992, as amended and restated as of May 4, 1994, and as amended by Amendment No. 1, dated as of December 22, 1995, and Amendment No. 2, dated as of March 22, 1996 (the "Prior PSA");

         WHEREAS, Spirit, as Seller and Servicer, the Trustee and State Street Bank and Trust Company are parties to that certain Loan Agreement dated as of May 4, 1994 (the "Loan Agreement");

         WHEREAS, concurrently herewith (x) the parties hereto are entering into
(i) a Second Amended and Restated Pooling and Servicing Agreement, dated even herewith (the "Amended Pooling Agreement") amending and restating in its entirety the Prior PSA, and (ii) an amendment dated even herewith to the Loan Agreement (as so amended, the "Amended Loan Agreement"), in each case, in order to, among other things, provide for the substitution of Charming Shoppes Receivables Corp. ("CRSC"), as Seller, and (y) Spirit and CSRC are entering into a Purchase and Sale Agreement, dated even herewith, pursuant to which Spirit will sell Receivables to CSRC in accordance with the terms thereof;

         WHEREAS, the parties hereto desire to amend the Supplement in order to provide for the substitution of CSRC as Seller, and make certain other changes in connection with such substitution; and

         WHEREAS, an Opinion of Counsel for the Seller has been delivered to the Trustee and each Purchaser Representative pursuant to Section 13.1(a) of the Amended Pooling Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1. AMENDMENT. (a) All references to the "Seller" and to "Spirit of America", in its capacity as Seller, in the Supplement shall be deemed to be references to CSRC. All references in the Supplement to the Pooling and Servicing Agreement and the Loan Agreement shall be references to the Amended Pooling Agreement and the Amended Loan Agreement, respectively.

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         (b) Section 8 of the Supplement is hereby amended by deleting the word
"or" at the end of subparagraph (f) thereof, and inserting the following immediately after subparagraph (g) thereof:

         "(h) failure on the part of the Originator or the Seller (A) to make any payment or deposit required by the terms of the Purchase Agreement, on or before the date occurring five days after the date such payment or deposit is required to be made therein or (B) to observe or perform in any material respect any covenants or agreements of the Originator or the Seller, as applicable, set forth in the Purchase Agreement, which failure has a material adverse effect on the Series 1994-2 Certificateholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Originator or the Seller, as applicable, by the Seller, Servicer or Trustee, or to the Originator or the Seller, as applicable, and the Trustee by the Holders of Series 1994-2 Certificates evidencing Undivided Trust Interests aggregating not less than 50% of the Investor Interest of this Series 1994-2, and continues to affect materially and adversely the interests of the Series 1994-2 Certificateholders for such period; or

         (i) any representation or warranty made by the Originator in the Purchase Agreement, or any information contained in a computer file or microfiche or written list required to be delivered by the Originator pursuant to Section 1.1 or 2.4 of the Purchase Agreement, (i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Servicer or the Trustee, or to the Seller and the Trustee by the Holders of the Series 1994-2 Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of this Series 1994-2, and (ii) as a result of which the interests of the Series 1994-2 Certificateholders are materially and adversely affected (which determination shall be made without regard to whether any funds are on deposit in the Cash Collateral Account) and continue to be materially and adversely affected for such period; provided, however, that a Series 1994-2 Early Amortization Event pursuant to this subsection 8(i) shall not be deemed to have occurred hereunder if the Originator has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Purchase Agreement;"

         (c) The penultimate clause of Section 8 of the Supplement is hereby amended by amending the reference to "subparagraph (a), (b) or (e)" to be a reference to "subparagraph (a), (b), (e), (h) or (i)".

         SECTION 2. EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective on the date on which (i) the Servicer shall have received counterparts of this Amendment executed by CSRC, as Seller, Spirit, as Servicer, and the Trustee, and (ii) each of the conditions precedent to the effectiveness of the Amended Pooling and Servicing Agreement are satisfied or waived.

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         SECTION 3. MISCELLANEOUS. (a) As herein amended, the Supplement (as so amended, the "Amended Supplement"), shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Loan Agreement, the Pooling and Servicing Agreement, any other Supplement, and any similar document to the "Series 1994-2 Supplement" or similar terms shall refer to the Amended Supplement.

         (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         (c) Spirit agrees to pay the reasonable costs and expenses of the Trustee (including reasonable attorneys' fees and charges) in connection with the negotiation, preparation, execution and delivery of this Amendment.

         (d) This Amendment shall be construed in accordance with the governed by the Laws of the State of New York, without giving effect to its conflicts of law provisions.

         (e) All notices to CSRC under the Amended Supplement shall be addressed to Charming Shoppes Receivables Corp., c/o Charming Shoppes, Inc., 450 Winks Lane, Bensalem, Pennsylvania 19020, Attention: General Counsel.

                  [Remainder of page intentionally left blank]

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         IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                       SPIRIT OF AMERICA NATIONAL BANK,
                                       as Servicer




                                       By:
                                       Name: Kirk R. Simme
                                       Title:  President




                                       CHARMING SHOPPES RECEIVABLES CORP.,
                                       as Seller




                                       By:
                                       Name: Eric M. Specter
                                       Title:  President




                                       FIRST UNION NATIONAL BANK, as Trustee




                                       By:
                                       Name: George Rayzis
                                       Title:  Vice President